EXHIBIT 10.1

FORM OF LETTER OF RESIGNATION

The Board of Directors of FreightCar America, Inc.

Two North Riverside Plaza

Suite 1250

Chicago, Illinois 60606

Ladies and Gentlemen:

In accordance with the Amended and Restated By-Laws (the “By-Laws”) of FreightCar America, Inc. (the “Corporation”), I hereby tender my resignation as a member of the board of directors (the “Board”) of the Corporation, provided that this resignation shall be effective upon, and only in the event that:

(a)(i) a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in an uncontested election in which I am a nominee are designated to be “withheld” from, or are voted “against,” my election and (ii) the Board accepts this resignation following such election; or

(b)(i) I experience a change in my principal employment status, other than retirement, and (ii) the Board accepts this resignation following such change in status.

This resignation shall be irrevocable to the fullest extent permitted by Delaware law.

Very truly yours,

Director